Exhibit 32.2

Chief Financial Officer’s Certification required under Section 906 of Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Capital Bank Financial Corp. (the “Company”) on Form 10-Q for the period ended September 30, 2012, as filed with the Securities and Exchange Commission (the “Report”), I, Christopher G. Marshall, Chief Financial Officer of the Company, certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge (1) this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: November 14, 2012	/s/ Christopher G. Marshall
Christopher G. Marshall Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Capital Bank Financial Corp. and will be retained by Capital Bank Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.